UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Virtus Asset Trust

Registration Nos. 811-07705 and 333-08045

Virtus Equity Trust

Registration Nos. 811-00945 and 333-118174

(Name of Registrant as Specified in Its Charter/Declaration of Trust)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Dear Virtus Funds Shareholder:

As you may know, the Virtus Funds shareholder meeting has been adjourned until December 9, 2022. We continue to need your vote to reach the requisite 50% vote participation. As a valued shareholder of the Fund, you have the right to vote on important matters. We cannot stress enough how critical your vote is.

Please Vote Today!

1-844-557-9029

By voting now, you will help avoid the additional cost and inconvenience of additional mailings and phone calls. Our outreach to you will continue until there is sufficient voting to reach 50% vote participation.

The Funds’ Board of Trustees recommends approval of the proposals and believes they are in the best interest of fund shareholders. In addition, Glass Lewis and ISS, two major vote agents, have reviewed and issued recommendations in favor of the proposals.

Your fellow shareholders who have voted thus far have voted overwhelmingly in favor of the proposals, in excess of 84%.

We’ve made it very easy for you to vote by choosing one of the following options:

•	Call a proxy voting specialist today at 1-844-557-9029. Representatives are available weekdays from 9 a.m. to 10 p.m. ET. You can vote with a representative even if you don’t have your proxy card. Or, you can call the toll-free touchtone phone number located on your proxy card, enter the control number, and follow the prompts.

•	Vote online at www.proxyvote.com by entering the control number on the enclosed proxy card and following the prompts.

•	Vote by mail by completing, signing, and dating the enclosed proxy card and returning it in the pre-paid envelope provided in this package.

We appreciate you taking the time to vote your shares today!

Solicitation Script - Draft

Virtus Funds

Meeting Date: December 09, 2022

Toll Free Number: 844-557-9029

Inbound Greeting:

Thank you for calling the Broadridge Proxy Services Center for the Virtus Funds. My name is <Agent Name>. How may I assist you today?

General Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms. <Shareholder’s Last Name>. My name is <agent name> and I am a proxy voting specialist calling on behalf of the Virtus Funds to confirm you have received the proxy materials for the Special Meeting of Shareholders scheduled for December 09, 2022. Have you received proxy materials?

Near Meeting Date Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms.<last name>. My name is <agent name> and I am a proxy voting specialist calling on behalf of the Virtus Funds to confirm you have received the proxy materials for the Special Meeting of Shareholders scheduled in just a few days on December 09, 2022. Have you received proxy materials?

Adjournment Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hi Mr. /Ms. ____________, my name is <Agent Name> and I am a proxy voting specialist calling on behalf of your current investment with the Virtus Funds. Due to the lack of shareholder participation, Special Meeting of Shareholders has been adjourned to <date/time>. Have you received proxy materials?

Voting:

Your board has recommended a vote IN FAVOR of the proposals.  Would you like to vote along with the recommendations of the board for all of your accounts?

Thank you, I am recording your <for, against, abstain> vote. For confirmation purposes, please state your full name.

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And according to our records, you currently reside in <read street address, city, and state > is that correct? For confirmation purposes, please state your zip code.

Thank you. You will receive a confirmation of your voting instructions within 5 days. If you have any questions, please contact us at this toll-free number 844-557-9029.

Mr./Ms. <Shareholder’s Last Name>, your vote is important, and your time is appreciated. Thank you and have a good <day, evening, night>.

If Unsure of voting or does not want to vote along with the recommendation of the Board:

Would you like me to review the proposals with you? <After review, ask them if they would like to vote now over the phone>.

If not received/Requesting material to be re-mailed:

I can resend the proxy materials to you, or I can review the proposals with you and record your vote immediately by phone. <Pause for response>

After review, ask them if they would like to vote now over the phone:

Your Board recommends that you vote “FOR” the proposals. Would you like to vote along with the recommendations of the Board for all your accounts?

If they don’t want proposals reviewed:

Do you have an email address this can be sent to? <If yes, enter the email address in the notes and read it back phonetically to the shareholder.>

Thank you.  You should receive the proxy materials shortly and the materials will inform you of the methods available to cast your vote, one of which is to call us back at 844-557-9029.

If Not Interested:

I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important. Please fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today and have a wonderful day/evening.

Registered holder wants a new proxy card/or their control number <send complete contact information name, address, control #, & shares to Broadridge>:

Your control number can be found on your proxy card. I can arrange to have a new proxy card sent to you. However, I can record your voting instructions right now so that it will be represented at the upcoming meeting.  Your board is recommending you vote FOR the proposals.

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Beneficial holder wants a new VIF/or their control number:

Your control number can be found on your Vote Instruction Form. You can contact your broker/financial advisor and they can arrange to have a new voting instruction form sent to you.  However, I can record your voting instructions right now so that it will be represented at the upcoming meeting.  Your board is recommending you vote FOR the proposals.

ANSWERING MACHINE MESSAGE:

Hello, my name is <Agent Name> and I am a proxy voting specialist calling on behalf of the Virtus Funds. You should have received proxy material electronically or in the mail concerning the Special Meeting of Shareholders to be held on December 09, 2022.

Your vote is very important. Please sign, date and promptly mail your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 844-557-9029 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

AUTOMATED ANSWERING MACHINE MESSAGE:

Hello, this is the Broadridge Proxy Services Center calling with an important message on behalf of the Virtus Funds. You should have received proxy material electronically or in the mail concerning the Special Meeting of Shareholders to be held on December 09, 2022.

Your vote is very important. Please sign, date and promptly mail your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 844-557-9029 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

INBOUND - CLOSED RECORDING:

Thank you for calling the Broadridge Proxy Services Center. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9AM to 10PM Eastern Time. Thank you.

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INBOUND - CALL IN QUEUE MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. The Shareholder meeting has been held and as a result, this toll-free number is no longer in service for proxy related calls. If you have questions about your investment, please contact your Financial Advisor or the fund company directly. Thank you and have a nice day.

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